EXHIBIT 10.1

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”), is entered into on this 11th day of March, 2013, between Ikonics Corporation, a Minnesota corporation (the “Company”), and Joseph R. Nerges, an individual resident of the State of Pennsylvania (the “Shareholder”).

RECITALS

WHEREAS, the common stock of the Company, par value $0.10 per share (the “Common Stock”), is the only authorized and issued voting security of the Company;

WHEREAS, the Common Stock is traded in the Nasdaq Capital Market under the ticker symbol IKNX;

WHEREAS, the Shareholder is the Company’s largest shareholder and is an “affiliate” as such term is defined under the Exchange Act;

WHEREAS, the Shareholder has requested that the Company disclose material, nonpublic information regarding the Company and its Common Stock to the Shareholder; and

WHEREAS, the Company is willing to disclose to the Shareholder certain material, nonpublic information regarding the Company or its Common Stock subject to and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in view of the foregoing, the Parties agree as follows:

1.             Certain Definitions.  As used herein:

(a)           “Confidential Information” means any information regarding the Company or its Common Stock, whether in written, electronic or oral form, including data, reports, interpretations, forecasts, records, statements, documents and information of any kind concerning the Company or any of its subsidiaries which the Company or any of its Representatives provides to the Shareholder; provided, however, that “Confidential Information” shall not include information that (i) has become available to the public other than as a result of a disclosure by the Shareholder or any of its Representatives, (ii) was available to the Shareholder or any of its Representatives on a non-confidential basis prior to its disclosure to the Shareholder by the Company or any of its Representatives, (iii) has become available to the Shareholder or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives, provided that such source is not bound by law or a confidentiality agreement in respect of such information with the Company or such Representative or otherwise prohibited from transmitting such information to the Shareholder or such Representative by a contractual, legal or fiduciary obligation, or (iv) has been independently developed or acquired by the Shareholder or any of its Representatives without violating any of its obligations under this Agreement.

(b)           The term “person” shall mean an individual, corporation, partnership, limited liability company, association, trust, governmental entity, any other organization or entity or any group including any of the foregoing, and the terms “group” and “affiliate” shall have the meanings provided under the Exchange Act.

(c)           “Exchange Act” means the Securities Exchange Act of 1934.

(d)           “Parties” means the Company and the Shareholder and “Party” means either of them.

(e)           “Representative” means, in relation to any Party, such Party’s affiliates and such Party’s and its affiliates’ respective directors, officers, employees, agents or representatives, including, without limitation, financial advisors, attorneys or accountants of such person.

2.             Disclosure of Confidential Information to the Shareholder.

(a)           In light of the Shareholder’s status as the Company’s largest shareholder and as an affiliate of the Company, the Company may, in its sole discretion, disclose certain Confidential Information to the Shareholder which is initially expected to include the Company’s 2013 strategic plan and budget, a current status report on certain ongoing projects as of the date of this Agreement, and monthly financial information in the form provided to the Company’s non-employee directors together with a brief narrative on such financial information from the Company’s Chief Executive Officer; provided however, that: (i) the Shareholder shall protect and maintain the confidentiality of any Confidential Information and shall not in any manner, directly or indirectly, disclose, in whole or in part, any Confidential Information to any person (including to the Shareholder’s Representatives), (ii) the Shareholder shall not in any manner, directly or indirectly, use any Confidential Information for any purpose other than analyzing the Shareholder’s investment in the Company, (iii) the Shareholder shall not, directly or indirectly, contact or have communications with any person at the Company regarding any Confidential Information other than the Company’s Chief Executive Officer (currently Bill Ulland) or the Company’s Chief Financial Officer (currently Jon Gerlach), (iv) the Shareholder shall be subject to, and shall abide by, both the Company’s General Policy on Securities Trading by Company Employees, Agents and Advisors and the Company’s Supplemental Policy on Securities Trading by Officers, Directors and Other Access Personnel (including by refraining from trading in the Company’s Common Stock during all restricted trading periods described in such Supplemental Policy), copies of which have been provided to the Shareholder, and (v) the Shareholder shall take all steps necessary to comply with International Traffic in Arms Regulations with respect to the Confidential Information.

(b)           The Shareholder acknowledges and agrees that (i) if the Company or any of its Representatives discloses to the Shareholder any Confidential Information about the Company or its Common Stock, that such disclosure is being made pursuant to this Agreement and in accordance with the confidentiality agreement exclusion in Rule 100(b)(2)(ii) of Regulation FD promulgated under the Exchange Act, (ii) the Shareholder is otherwise aware of the requirements of Regulation FD, and (iii) the Shareholder is aware that the United States securities laws prohibit any person who has material, nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

3.             Exceptions to the Shareholder’s Confidentiality Obligations.

(a)           In the event that the Shareholder is required by law, regulation or other legal process or is requested (by oral questions, interrogatories, requests for information or documents, subpoena, court order, civil investigative demand or other process) to disclose any Confidential Information, which disclosure is not otherwise permitted hereunder, the Shareholder shall provide the Company with prompt written notice of any such request or requirement (if legally permitted) so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement.  If, failing the entry of a protective order or the receipt of a waiver hereunder, the Shareholder is, after consultation with legal counsel for the Shareholder, required or compelled to disclose Confidential Information pursuant to such request, the Shareholder may disclose that portion of the Confidential Information which such counsel has advised that the Shareholder is required or compelled to disclose as aforesaid.  In any event, the Shareholder will not oppose action by, and will cooperate with, the Company, at the Company’s expense, in its efforts to obtain an appropriate protective order or other assurance that confidential treatment will be accorded the Confidential Information.  All references to the Shareholder in this paragraph shall be deemed to include the Shareholder’s Representatives.

(b)           If at any time, in the opinion of legal counsel for the Shareholder, the Shareholder is required by law, regulation or other legal process or stock exchange or stock market rules to disclose Confidential Information in a context that is not covered by the immediately preceding Section 3(a), the Shareholder may disclose that portion of the Confidential Information that such counsel has advised that the Shareholder is required to disclose, provided that the Shareholder gives the Company prompt written notice of such disclosure (if legally permitted).

4.             No Representations or Warranties.  The Shareholder acknowledges and agrees that, except as expressly set forth in any definitive, written documentation, neither the Company nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of any Confidential Information and that neither the Company nor its Representatives shall have any liability to the Shareholder or any of its Representatives resulting from the use of the Confidential Information by the Shareholder.

5.             Equitable Remedies.  The Shareholder agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or any of its Representatives and that the Company shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach.  Such remedies shall not be deemed to be the exclusive remedies but shall be in addition to all other remedies available at law or in equity to the Company.

6.             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without giving effect to its conflicts of laws principles or rules.

7.             Term; Survivability; Disclosure of Agreement.  Notwithstanding anything to the contrary in this Agreement, the Company is not obligated to furnish the Shareholder with any Confidential Information and the Company may terminate the Shareholder’s access to any Confidential Information at any time in its sole discretion.  This Agreement may be terminated by either Party for any or no reason upon written notice to the other Party and shall terminate immediately upon the breach of this Agreement by either Party; provided, however, that the Shareholder’s confidentiality obligations under this Agreement shall remain effective and survive the termination of this Agreement with respect to any Confidential Information furnished by the Company during the term of this Agreement.  This Agreement may be disclosed by either Party in a filing with the Securities and Exchange Commission if required by applicable law or regulation.

8.             Miscellaneous.  This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof.  This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.  This Agreement is solely for the benefit of the Parties and may not be enforced by any third party.  If any of the provisions of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement shall not be affected thereby.  No failure or delay in exercising any other right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  This Agreement may only be amended by the mutual written agreement of the Parties.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

IKONICS CORPORATION

/s/ William C. Ulland
By:	Bill Ulland
Title:	CEO

SHAREHOLDER:

/s/ Joseph R. Nerges
Joseph R. Nerges

[Signature page to Confidentiality Agreement]